Exhibit 23.8

August 10, 2022

TO:	Seabridge Gold Inc.

United States Securities and Exchange Commission

Re:	Seabridge Gold Inc. (the “Company”)

Consent of Expert

Ladies and Gentlemen:

Reference is made to the technical report titled “KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study and Preliminary Economic Assessment, NI 43-101 Technical Report” dated August 8, 2022 (the “Technical Report”) prepared for the Company.

The undersigned hereby consents to:

1.	the public filing of the Technical Report by the Company;

2.	any extracts from or a summary of the Technical Report contained in, or incorporated by reference in:

a.	the Company’s news release dated June 28, 2022,

b.	the Company’s news release dated August 8, 2022,

c.	the Company’s Amended and Restated Material Change Report dated August 9, 2022 in respect of the Technical Report,

d.	the Company’s report on Form 6-K dated August 10, 2022,

e.	the Company’s Short Form Base Shelf Prospectus dated December 3, 2020 and the Prospectus Supplement dated January 22, 2021 thereto, and

f.	the Company’s Registration Statements on Form S-8 (File No. 333-211331) and Form F-10, as amended (File No. 333-251081),

(collectively the “Disclosure Documents”);

3.	being named directly or indirectly in the Disclosure Documents; and

4.	the use of the Technical Report and to extracts from or a summary of the Technical Report in the Disclosure Documents or incorporated by reference therein.

The undersigned hereby certifies and confirms that:

i.	the undersigned has read the Disclosure Documents, including the extracts from or a summary of the Technical Report in the Disclosure Documents, collectively, or incorporated by reference therein;

ii.	the undersigned has no reason to believe that there are any misrepresentations in the information contained in the Disclosure Documents or incorporated by reference therein that is derived from the Technical Report or that is within the undersigned’s knowledge as a result of the services performed by the undersigned in connection with the Technical Report; and

iii.	the Disclosure Documents, collectively fairly and accurately represent the information in the sections of the Technical Report for which I am responsible.

Yours Truly,

“David A. Willms”
David A. Willms, P.Eng
Senior Geotechnical Engineer
Klohn Crippen Berger Ltd.